FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") dated as of August 23, 2005, by and between Duckwall-ALCO Stores, Inc., a Kansas corporation (the "Company"), and Bruce Dale, an individual ("Mr. Dale").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, the Company entered into an Employment Agreement with Mr. Dale on August 2, 2005 ("Employment Agreement") which Employment Agreement was effective as of March 28, 2005 pursuant to which the Company retained Mr. Dale as the President and Chief Executive Officer of the Company and Mr. Dale accepted such retention; and

        WHEREAS, the Company and Mr. Dale desire to amend the Employment Agreement in accordance with the terms of the Amendment;

        NOW, THEREFORE, the Company and the CEO, each intending to be legally bound, hereby mutually covenant and agree as follows:

                                 AMENDMENT TERMS

     1. Definitions. Except as otherwise provided herein all capitalized terms shall have the meaning ascribed to them in the Employment Agreement.

     2. Monthly Mortgage Payment. Effective as of July 1, 2005, the Company shall pay to Mr. Dale $5,000 on the first business day of each month until the earlier to occur of:

          a. the sale of Mr. Dale's residence in Bloomfield Hills, Michigan, and

          b.   the second business day of February 2006.

     3. Execution in Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     4. Governing Law; Jurisdiction. The validity of this Amendment and the interpretation and performance of all its terms shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to the choice of law rules thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court sitting in the District of Kansas in the event any dispute that the parties fail to resolve arises out of this Amendment, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Amendment in any court other than courts set forth above. In any such proceeding, the parties agree to accept service of process by mail at the addresses herein provided for notice.

     5. Headings. The headings in this Amendment are for convenience of reference only and shall not be construed as part of this Amendment or to limit or otherwise affect the meaning hereof.

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     6.   Continued Effect of Employment Agreement. Except as herein specifically modified by this Amendment, the Employment Agreement shall remain in full force and effect, unmodified, and is hereby ratified and confirmed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

                                    DUCKWALL-ALCO STORES, INC.



                                    By:     /s/ Warren Gefeller
                                          --------------------------------------
                                          Warren Gefeller, Chairman of the Board




                                      /s/ Bruce Dale
                                    -----------------------------
                                    Bruce Dale


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